Form C

Cover Page

Name of issuer:

Charron Favreau LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: CA

Date of organization: 8/12/2011

Physical address of issuer:

4682 Calle Bolero
Unit B
Camarillo CA 93012

Website of issuer:

http://www.chareau.us

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

6.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☑ Common Stock
☐ Preferred Stock
☐ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

11,000

Price:

$4.55000

Method for determining price:

Dividing pre-money valuation ($6,370,000) by number of shares outstanding on fully diluted basis.

Target offering amount:

$50,050.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$250,250.00

Deadline to reach the target offering amount:

4/30/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$587,181.00	$308,323.00
Cash & Cash Equivalents:	($28,707.00)	($3,434.00)
Accounts Receivable:	$29,226.00	$32,430.00
Short-term Debt:	$56,393.00	$34,208.00
Long-term Debt:	$1,186,005.00	$250,846.00
Revenues/Sales:	$415,763.00	$282,237.00
Cost of Goods Sold:	$190,981.00	$94,037.00
Taxes Paid:	$0.00	$0.00
Net Income:	($697,798.00)	($207,479.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Charron Favreau LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Kurt Charron	Managing Member	Chareau	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Kurt Charron	President	2011
Kurt Charron	Managing Member	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Kurt Charron	600000.0 Common Units	42.86

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

RISK FACTORS
Prospective investors, prior to making an investment in the securities of our company, should carefully consider, among others, the following risk factors:

Risks Related to Our Business Generally

We have limited working capital and may need to raise additional capital in the future.

Our capital needs in the future will depend upon factors such as our rate of growth, inventory requirements, market acceptance of our products and any other new products we launch, the success of our independent distributors and our production, marketing and sales costs. None of these factors can be predicted with certainty. We may need substantial additional debt or equity financing in the future for which we currently have no commitments or arrangement.

We cannot assure you that any additional financing, if required, will be available or, even if it is available that it will be on terms acceptable to us. If we raise additional funds by selling units, the ownership of our existing shareholders will be diluted. Any inability to obtain required financing could have a material adverse effect on our business, results of operations and financial condition.

We expect to encounter risks and difficulties in sales and acceptance of our products frequently faced by early stage companies in rapidly evolving markets. We face all of the risks and uncertainties encountered by a young business. You must consider our prospects in light of the risks, expenses, and difficulties frequently encountered by companies in a alcoholic beverage or spirits manufacturing, importing, and wholesaling business. Demand and market acceptance for recently introduced products are subject to a high level of uncertainty and risk. Further, it is difficult to predict the market's future growth rate. The alcoholic beverage and spirits market is large, with the specialty organic segment comprised of many vendors. Our products are attempting to create a niche in the industry, and may not achieve or sustain market acceptance. To address these risks, we must, among other things, maintain and expand our customer base; implement and successfully execute our business and marketing strategy; implement and upgrade the technology and systems that we use to process client and customer transactions and payments; respond to competitive developments; and attract, retain, and motivate qualified personnel. We cannot assure that we will successfully address these risks, and failure to do so could have a negative impact on our business, operating results and financial condition.

Failure to raise capital in a timely manner will constrain our growth.

Our projected growth requires us to execute our business plan to develop our brand, build our infrastructure and enhance our employee base, all of which require capital. If we experience difficulty or delays in raising the funds we need, it may delay our ability to execute our business plan. Additional future delays in obtaining funding may be caused by a combination of factors, including a general slow down in funds available for private companies, stock market corrections that diminish the available capital pool, and our own inability to satisfy investment expectations of investors and the venture capital community about the value of investing in our industry, in general, and an investment in our securities, in particular. Future delays in obtaining funding in a timely manner will constrain or prevent our growth.

We are at risk because we do not have a diversified merchandise mix.

The great majority of our assets will be committed to developing and marketing a line of products in a single industry under a single brand. Accordingly, because we have few other assets or product lines that could spread the risk of investment, our profitability will depend on the success of our sales of products under our brand name and related product names. We may, at any time, elect to discontinue use of the Chareau brand name or change our products, services, or concepts.

We have a name and logo that are not well known.

Our ability to sell our products depends on the ready acceptance by the consuming public of a trade/brand name and logo and names and logos of its new products. Competitors have developed well-known trade/brand names and logos that have, and may continue to have, superior recognition in the relevant marketplace. There can be no assurance that our products will be well received by the consuming public and relevant markets.

Seasonality may cause cash flow to vary from quarter to quarter.

Seasonal factors typically influence retail demand for food products, which would impact sales through our direct and distributor customers, subsequently impacting our quarterly revenues and cash flows.

We expect our quarterly operating results to fluctuate.

We expect to experience significant fluctuations in future quarterly operating results due to a variety of factors, many of which are outside our control. As a result, quarterly comparisons of our operating results are not necessarily meaningful and investors should not necessarily rely on the results of one quarter as an indication of
our future performance. Factors that may negatively affect our quarterly operating results include:

• frequency of repeat purchases by customers;
• our ability to attract and retain talented sales employees;
• the announcement or introduction of new or enhanced products by us or our competitors;
• changes in our pricing policies or the pricing policies of our competitors; and
• the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure.

Our quarterly gross margins also may be impacted by a number of different factors, including the mix of product revenues and the cost fluctuation of various product ingredients. Because our lack of operating history and the rapidly evolving nature of our industry make forecasting quarterly operating results difficult, we base our expenses in large part on our operating plans and future revenue projections. Most of our expenses are fixed in the short term, and it may be difficult to quickly reduce spending if revenues are lower than projected. Therefore, any significant shortfall in revenues would likely have an immediate and negative impact on our business, operating results, and financial condition.

Our growth is dependent on the successful introduction of new products not well known in our markets, and we have limited access to independent market research.
Products made with Aloe are relatively new to the United States market, and Aloe-based liqueur products are largely a new sub-category of products within the overall alcoholic beverage market. The Company's growth is dependent on the successful introduction of new products. New products bear a risk of not being able to penetrate into the market and require effort and investment in marketing to be able to obtain a place in the consumer's world. The Company has conducted limited consumer research of its products and due to capital constraints is unable to undertake or engage other entities to conduct market research for our products. Accordingly, beyond our limited success in the market to date, there is limited independent assurance that market demand exists for our products.

Risks Related to the Specialty Alcoholic Beverage and Spirits Industries.

Competition

We have many current and potential competitors, many of whom have considerably greater financial and other resources than we do. There are many new competitive entrants every year. Further, if our products are successful, others will enter the market, which may draw our customers away from us or preclude us from obtaining any additional customers. In particular, there are a number of established alcoholic beverage and spirits operators the U.S., that sell comparable products and at any time could enter the market with new competing products based on Aloe.

Our business is subject to many regulations and noncompliance is costly.

The production, marketing and sale of food products, including contents, labels and packaging, are subject to the rules and regulations of various federal, provincial, state and local health agencies. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or production may be stopped, thus adversely affecting our financial conditions and operations. Any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully
market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

We could be subject to product recalls, which could have a material adverse affect on our business.

We source ingredients from a variety of suppliers, and although we have procedures to maintain quality assurance, defective or contaminated ingredients in our products or defects in our product packaging may require us to institute a costly and potentially damaging product recall. Our general liability insurance does not cover the costs of product recalls.

Adverse publicity or claims that may be generated from bad or defective products may impact the ability to maintain our community and shareholder profile and image.

Recent incidents involving other product and service providers have indicated that the risks due to adverse publicity (as in the case of tainted products) or claims for improper packaging or labeling may impact the ability to maintain our community and shareholder profile and image. Thus, any illness or injury or rumor of illness or injury related to our products or employees may cause negative publicity that may have a material adverse effect on us and the value of our securities. Claims arising from injury could require significant attention and resources and divert management from efforts to operate and expand the business. Moreover, although currently
unpredictable, negative publicity concerning other activities or incidents in connection with our operations or employees could have a material adverse impact on us and the value of our securities.

For a significant portion of our business we sell through and rely on distributors which we do not control and which we are dependent upon for performance. Their performance could affect our ability to efficiently and profitably distribute and market our products, to maintain our existing markets and to expand our business into other geographic markets.

Our ability to establish a market for our unique brands and products in new geographic distribution areas, as well as maintain and expand our existing markets, is in many cases dependent on our ability to establish and maintain successful relationships with reliable independent distributors strategically positioned to serve those areas. We do not control our distributors and poor distributor performance could affect our ability to efficiently and profitably distribute and market our products. Many of our larger distributors sell and distribute competing products,
including other natural and organic food products, and our products may represent a small portion of their business. To the extent that our distributors are distracted from selling and supporting our products or do not employ sufficient efforts in managing and selling our products, including re-stocking the retail shelves with our
products, our sales and profitability will be adversely affected, and we may be unable to maintain our existing markets and to expand our business into other geographic markets. Our ability to maintain our distribution network and attract additional distributors will depend on a number of factors, many of which are outside our control. Some of these factors include:

- the level of demand for our brands and products in a particular distribution area,
- our ability to price our products at levels competitive with those offered by competing products, and
- our ability to deliver products in the quantity and at the time ordered by distributors.

We may not be able to meet all or any of these factors in any of our current or prospective geographic areas of distribution. Our inability to achieve any of these factors in a geographic distribution area will have a material adverse effect on our relationships with our distributors in that particular geographic area, thus limiting our ability to expand our market, which will likely adversely effect our revenues and financial results.

Because our customers and distributors are not required to place minimum orders with us, we need to carefully manage our inventory levels, and it is difficult to predict the timing and amount of our sales.

Our direct customers and distributors are not required to place minimum monthly or annual orders for our products. In order to reduce inventory costs, independent distributors endeavor to limit the inventories of our products which they hold at their warehouses and distribution centers. Accordingly, there is no assurance as to
the timing or quantity of purchases by any of our direct customers or independent distributors or that any of our customers or distributors will continue to purchase products from us in the same frequencies and volumes as they may have done in the past. We cannot accurately predict the sales volumes of our customers or distributors.

We are subject to many federal, state and local laws with which compliance is both costly and complex.

The food and beverage industry is subject to extensive federal, state and local laws and regulations, including the recently enacted comprehensive health care reform legislation, those relating to building and zoning requirements and those relating to the preparation and sale of food. We are also subject to licensing and regulation by state and local authorities relating to health, sanitation, safety and fire standards.

We are subject to federal and state laws governing our relationships with employees (including the Fair Labor Standards Act of 1938, the Immigration Reform and Control Act of 1986 and applicable requirements concerning the minimum wage, overtime, family leave, working conditions, safety standards, immigration status, unemployment tax rates, workers' compensation rates and state and local payroll taxes) and federal and state laws which prohibit discrimination. As significant numbers of our associates are paid at rates related to the applicable minimum wage, further increases in the minimum wage or other changes in these laws could increase our labor costs. Our ability to respond to minimum wage increases by increasing menu prices will depend on the responses of our competitors and customers.

In March 2010, the United States federal government enacted comprehensive health care reform legislation which, among other things, includes guaranteed coverage requirements, eliminates pre-existing condition exclusions and annual and lifetime maximum limits, restricts the extent to which policies can be rescinded and imposes new and significant taxes on health insurers and health care benefits. The legislation imposes implementation effective dates that began in 2010 and extend through 2020, and many of the changes require additional guidance from government agencies or federal regulations. To date, we have not experienced material costs related to such legislation. However, due to the phased-in nature of the implementation and the lack of interpretive guidance, it is difficult to determine at this time what impact the health care reform legislation will have on our financial results. Possible adverse effects could include increased costs, exposure to expanded liability and requirements for us to revise the ways in which we provide healthcare and other benefits to our employees.

The impact of current laws and regulations, the effect of future changes in laws or regulations that impose additional requirements and the consequences of litigation relating to current or future laws and regulations, or our inability to respond effectively to significant regulatory or public policy issues, could increase our compliance and other costs of doing business and, therefore, have an adverse effect on our results of operations. Failure to comply with the laws and regulatory requirements of federal, state and local authorities could result in, among other things, revocation of required licenses, administrative enforcement actions, fines and civil and criminal liability. In addition, certain laws, including the ADA, could require us to expend significant funds to make modifications to our shops if we failed to comply with applicable standards. Compliance with all of these laws and regulations can be costly and can increase our exposure to litigation or governmental investigations or proceedings.

Risks of Investing in a Private Company and of this Investment

We are largely dependent on the services of our founders.

Our management will be dependent, to a large degree, on the services of Kurt Charron, the company's founder. Loss of his services could have a material adverse effect on our business because a qualified replacement may be difficult or impossible to retain.

The Manager will control the Company.

We are a manager-managed limited liability company and terms of governance and management are set fort in out limited liability company agreement ("LLC Agreement"). Control of the Company will remain with our present Manager, Kurt Charron, subject only to rights of members as set forth in the LLC Agreement. Accordingly, no investors should purchase any of the securities offered hereby unless they are willing to entrust us with all decision-making. Further, there is nothing to preclude any officer or director from resigning at any time and withdrawing from active participation in the business.

We have made projections as to future performance that only reflect our best knowledge and those projections are based on assumptions and will not likely match actual performance.

Our projected financial information provided to prospective investors is limited to presenting, to the best of management's knowledge and belief, pro forma financial forecasts or projections. The forecasts and projections are based on management's judgments and are meant to provide potential investors with an estimation of our sales activities through direct retail and distribution accounts, and not to project our actual anticipated results during any particular time frame. In particular, the projections do not take into account larger shipments to new customers at various points throughout the year. Our actual results will vary from the projections, and such variations may be material.

We must control our costs and product supply to be profitable.

It is critical to our success that we develop a rapid and reliable supply of raw materials, packaging and products in order to achieve the product cost expectations and financial projections as set forth in these materials. Although we believe that we can source all our product needs from a variety of suppliers, brokers and growers, there can be no assurance, at this time, that production costs we have assumed will allow the margins to fall within our forecasted range.

We maintain limited liability insurance coverage.

Although we carry general liability insurance of $2,000,000 in product liability insurance, such insurance may not be sufficient to cover any potential liability. Our insurance does not cover the primary cost of product recalls. If our insurance is insufficient to pay for claims or recalls, and we are held liable, we could be liable for a large sum of money in excess of our liability coverage. If we cannot pay the judgment and become insolvent, or do not have the funds to defend a lawsuit, we could be forced to stop doing business.

We face a number of uninsured risks, any one of which could harm our business.

The Company will maintain limited business interruption insurance. We may not maintain insurance against all losses we suffer or liabilities we incur because of our operations. This could be because insurance is unavailable, we do not have the financial resources to acquire the insurance, or because we have elected not to purchase insurance. If we suffer a loss that is not covered by insurance or that exceeds the amount of our insurance coverage, we may be forced to cease operations.

We will need to hire and train additional key personnel and failure to find and hire such personnel could constrain our growth.

As the Company grows it will need additional personnel. Our success will depend, in part, upon our ability to attract and retain qualified employees. If we are unable to engage and retain the necessary personnel, our business would be materially and adversely affected.

We maintain broad discretion with respect to the use of the offering proceeds.

We maintain broad discretion with respect to the use of proceeds from this Offering. As such the Manager may amend the use of the proceeds without your approval. Moreover, the net proceeds from this Offering are allocated for product support, inventory and for working capital, the expenditure of which will be at the discretion of the Board of Directors.

We will have the right to issue additional shares which would dilute the interests of existing shareholders.

We have the power to issue more shares without shareholder approval. We may in the future attempt to issue more shares to raise funds. To the extent we raise additional capital by issuing equity or securities convertible into equity, ownership dilution to our shareholders will result and this dilution may be severe.

We have agreed to provide indemnification of officers and directors.

Our Limited Liability Company Agreement and organizational materials provide that we may indemnify the Manager, any director, officer, agent and/or employee for liabilities as are specified by law. We have entered into and intend in the future to enter into indemnification agreements with the Manager and each of our officers and directors. Further, we may purchase and maintain insurance on behalf of any of them whether or not we have the power to indemnify such person against the liability insured against. This could result in substantial expenditures by us and prevent us from recovering from our officers, directors, agents and employees for losses incurred by us as a result of their actions.

State corporate statutes and certain provisions of the Limited Liability Company Agreement and organizational materials under certain circumstances provide for indemnification of the Company's officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided is contained herein, but this description is qualified in its entirety by reference to the Company's Limited Liability Company Agreement and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in the Company's best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the Manager, by legal counsel, or by a vote of the shareholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on behalf of the Company is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action.

In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in the Company's best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of shareholders or directors. The statutory provision cited above also grants the power to the Company to purchase and maintain insurance which protects its officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by the Company.

Our licensed trademarks may not provide adequate protection.

We have applied for and/or completed registration of the name Chareau and logo in multiple classes as registered trademarks in the USA. There is no assurance, however, that third parties may not infringe on the licensed trademark if we are able to obtain one. In order to protect their licensed trademark rights, we may have to file lawsuits and obtain injunctions. If that occurs, we will have to spend large sums of money for attorney's fees in order to obtain the injunctions. Even if injunctions are obtained, there is no assurance that those infringing on the licensed trademarks will comply with the injunctions. Further, we may not have adequate funds available to prosecute actions to protect or to defend the trademarks, in which case those infringing on our licensed trademarks, if any, could continue to do so in the future.
We do not anticipate paying dividends and unit holders will not earn current returns.

We do not anticipate paying dividends on our equity securities in the foreseeable future. Future dividends will depend on our earnings and our financial requirements. If you believe you will have a need for immediate income from the Company's equity securities, you should not purchase our securities.

You are buying restricted securities.

You are buying a restricted security as that term is defined in Rule 144 of the Securities Act of 1933. As such you may not transfer the Shares for a period of one year and thereafter you may only transfer the shares in compliance with Rule 144.
FOR ALL OF THE AFORESAID REASONS AND OTHERS SET FORTH HEREIN, THE PURCHASE OF THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SHARES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS MEMORANDUM. THE SHARES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO ABSORB A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO NEED FOR A RETURN ON THEIR INVESTMENT.

Risks Related to the Sale of Securities

If you sell your units you will lose the benefit of future appreciation.The risks previously enumerated pertain to the value of our securities and the risks of retaining those securities.Any holders of our equity securities who sell their securities will receive cash and lose the opportunity for future appreciation of the units or options sold.

The valuation of our business going forward is highly uncertain.

While you must consider our business and prospects in light of the aforementioned risks and difficulties we encounter in our markets, you should also consider the upside and downside opportunities that exist in holding our units. In the food and alcoholic beverage and spirits industry, recent transactions have been completed for
sales prices that imply both higher and lower business and securities valuations than reflected in the price offered. Market valuations also vary greatly depending on the overall market environment, target companies' size, product differentiation, revenue growth, profitability and numerous other factors. Additionally, the valuation contemplated herein is for a minority investment and not an outright sale of the Company. An outright sale could potentially yield a higher valuation than a minority investment due to the premium placed on transfer of control. We have not undertaken a comprehensive market evaluation to find the best valuation in a fulsome control or liquidity event (e.g. outright sale or initial public offering). It is difficult to predict with any assurance the future appreciation or depreciation in our equity value. The rapidly evolving nature of the markets in which we sell our products and services, as well as other factors that are beyond our control, reduce our ability to accurately evaluate our future prospects or performance.

FORWARD-LOOKING STATEMENTS

Some of the statements in the materials provided to subscribers and purchasers are forward-looking. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may and likely will differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors." Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,050**

Use of Proceeds: 94% -- Working Capital for sales, production, and marketing to grow in our current markets

6% -- Wefunder intermediary fee

If we raise: **$150,000**

Use of Proceeds: 94% -- Working capital for sales, production, and marketing to launch new domestic markets and grow in the existing

6% -- Wefunder intermediary fee

If we raise: **$250,250**

Use of Proceeds: 94% -- Working capital for sales, production, and marketing to launch new domestic and international markets

6% -- Wefunder intermeidary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Priced Round: $6,370,000 pre-money valuation
See exact security attached as
Appendix B, Investor Contracts. The main terms of the Subscription Agreement are provided below.

Charron Favreau LLC is offering a total of 55,000 common shares, at a share price of $4.55. Charron Favreau LLC's campaign minimum is $50,050 (11,000 shares).

The Company will, at or prior to the Closing (as defined below):
(a) adopt and file the Articles of Incorporation in substantially the form attached hereto as Exhibit A (the "**Articles**");

(b) complete a merger transaction by which all existing equity securities of Charron Favreau, LLC, a California LLC, are converted to stock of the Company, Charron Favreau SPC, on a one unit-for-one share basis (the "**Merger**");

(c) convert all of the existing Charron Favreau, LLC 2017 Convertible Promissory Notes into shares of Common Stock of the Company on the terms of said notes.

Voting: Except as set forth in the Rights Agreement, the Company is not presently under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued. To the Company's knowledge, except as contemplated in the Voting Agreement, no shareholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

Appointment. Each Investor that is not a Major Investor hereby appoints, and shall appoint in the future upon request, the Founder or designee of the Founder as the Investor's true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to, consistent with this instrument and on behalf of the Investor, (i) vote all of the Shares purchased and held by Investor, (ii) give and receive notices and communications, (iii) execute any instrument or document that the Founder determines is necessary or appropriate in the exercise of the Founder's authority under this instrument and (iv) take all actions necessary or appropriate in the judgment of the Founder for the accomplishment of the foregoing. The proxy and power hereby granted by the Investor are coupled with an interest, and such proxy and power will be irrevocable.The proxy and power, so long as the Investor is an individual, will survive the death, incompetency and disability of the Investor and, so long as the Investor is an entity, will survive the merger or reorganization of the Investor or any other entity holding Shares issued pursuant to the terms of this Agreement. The Founder is an intended third-party beneficiary of provision and has the right, power and authority to enforce the provisions hereof as though he was a party hereto.

Liquidation Preferences: Common stock has no liquidation preferences.

Repurchase: If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"). Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

SPV Reorganization: The Investor hereby agrees to take any and all actions determined by the Company's board of directors in good faith to be advisable to reorganize this instrument and any shares of the Capital Stock issued pursuant to the terms of this instrument into a special-purpose vehicle or other entity designed to aggregate the interests of security holders.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☐ Yes:
☑ No

16. How may the terms of the securities being offered be modified?

Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the (i) Company, (ii) the Founder, and (iii) the Investors (other than the Founder) holding a majority of the Common Stock issued (and Common Stock issued upon conversion of the Shares issued pursuant to this Agreement, excluding any of such shares that have been sold to the public or pursuant to Rule 144). Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted or exchanged or for which such securities have been exercised) and each future holder of all such securities. Each Investor acknowledges that by the
operation of this paragraph, the holders of a majority of the Common Stock issued or issuable upon conversion of the Shares issued pursuant to this Agreement (excluding any of such shares held by the Founder or that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of the Investor under this Agreement.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Units	1900000	1400000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

The Company intends to offer pro rata rights to all investors to maintain their ownership percentages in subsequent investment rounds. The common stock that investors are purchasing in this round do not have liquidation preferences.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

No class of security other than Common Units currently exists; however, the Manager and a 75% majority of members may authorize the issuance of additional Units, which could result in dilution of an investors ownership percentage, and may extablish senior or preferred Units, which may have superior voting or liquidation rights over the Common Units.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

The Manager of the Company may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example the Manager and 75% of the voting members may amend the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. If the original Manager resigns, a new Manager may be appointed or removed by 75% of the voting members. The Manager and 75% of the voting members may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The Manager and 75% of the voting members may elect to sell memberships or sell the company or its assets at a time that is not favorable to the Investor and is damaging to the Company.

The Manager and 75% of the voting members may elect to issue new securities or adopt an equity incentive plan, and in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, the Manager and 75% of the voting members cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

In the future, we will perform valuations of our common units that take into account factors such as the following:

- unrelated third party valuations of our common units;
- the price at which we sell other securities, such as convertible debt or preferred shares, in light of the rights, preferences and privileges of our those securities relative to those of our common units;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common units;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its Manager, and the Investor will have no independent right to name or remove the Manager.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Manager of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Manager of the Company. If the Manager and Members of the Company authorize a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the Manager and Members of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Issue date	10/01/16
Amount	$100,000.00
Interest rate	7.99% per annum
Maturity date	10/01/26
Current with payments	Yes

Convertible Note

Issue date	12/15/17
Amount	$425,000.00
Interest rate	6.0% per annum
Discount rate	20.0%
Valuation cap	$5,000,000.00
Maturity date	03/31/19

Convertible Note

Issue date	08/17/18
Amount	$175,000.00
Interest rate	6.0% per annum
Discount rate	20.0%
Valuation cap	$5,000,000.00
Maturity date	07/31/20

This note will convert on the next priced equity round.

Convertible Note

Issue date	01/20/19
Amount	$135,000.00
Interest rate	6.0% per annum
Discount rate	20.0%
Valuation cap	$5,000,000.00
Maturity date	01/20/21

This note will convert on the next priced equity round

1) As of December 31, 2017, the Company has an additional $100,000 SBA loan through Live Oak Bank at 7.99% for 10 years that initiated in November of 2016, with a first payment on the note made in 2017.

2) As of January 31, 2019, the Company has an additional $302,203.16 in loans made by minority shareholders that accrue interest at 5% annually. The loans will begin to be repaid after the company reaches profitability.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
4/2016	Regulation D, Rule 506(b)	Priced Round	$175,000	General operations
5/2017	Regulation Crowdfunding	Convertible Note	$390,782	General operations
12/2017	Regulation D, Rule 506(c)	Convertible Note	$425,000	General operations
8/2018	Regulation D, Rule 506(c)	Convertible Note	$175,000	General operations
1/2019	Regulation D, Rule 506(c)	Convertible Note	$135,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Kurt Charron
Amount Invested	$56,000.00
Transaction type	Loan
Issue date	02/15/17
Outstanding principal plus interest	$23,916.65 as of 02/05/19
Interest rate	0.0% per annum
Maturity date	12/31/20
Outstanding	Yes
Current with payments	Yes
Relationship	Founder/ President

Name	Kurt Charron
Amount Invested	$130,000.00
Transaction type	Loan
Issue date	11/02/18
Outstanding principal plus interest	$134,926.00 as of 02/05/19
Interest rate	5.0% per annum
Maturity date	12/31/20
Outstanding	Yes
Current with payments	Yes
Relationship	Founder/President

Payments will initiate once the company reaches profitability

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We've crafted the world's first alcoholic spirit from the increasingly popular aloe vera plant. Chareau is a light, refreshing liqueur versatile enough to be mixed in almost any cocktail and smooth enough to be sipped on the rocks. Our aloe spirit is unique—with half the amount of sugar and calories as similar liqueurs—and crafted from farm-fresh ingredients you can actually pronounce. That quality is why we're already in over 2500 bars and restaurants in 30 states.

As more and more bars are embracing high-quality ingredients and craft cocktails, Chareau aspires to be one of the few bar staples actually produced here in the USA. Our unique combination of Cucumber, Mint, and Muskmelon with fresh Aloe has already found a place in the best bars, restaurants, and hotels in the country, such as The Aviary in Chicago and the Wynn Hotel in Las Vegas. Our plan for 2019 is to expand into more bars & retail stores across the country and bring Chareau international.

Milestones

Charron Favreau LLC was incorporated in the State of California in August 2011.

Since then, we have achieved:

- $940K in 2018 Revenue
- Score of 96 from Wine Enthusiast Magazine "Highest Rated Liqueur of the Year"
- Gross Margins of 70%
- Average Annual Growth of 84%
- Double Gold Medal SF World Spirits Competition

Historical Results of Operations

- *Revenues.* For the period ended December 31, 2017, the Company had revenues of $415,763 compared to the year ended December 31, 2016, when the Company had revenues of $282,237.

- *Assets.* As of December 31, 2017, the Company had total assets of $587,181, including -$28,707 in cash. As of December 31, 2016, the Company had $308,323 in total assets, including -$3434 in cash.

- *Net Loss.* The Company has had net losses of $697,798 and net losses of $207,479 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $1,242,398 for the fiscal year ended December 31, 2017 and $285,054 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $590,000 in equity and $1,125,782 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, we plan to achieve breakeven and profitability in 2019.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Charron Favreau LLC cash in hand is $93,042, as of February 2019. Over the last three months, revenues have averaged $72,132/month, cost of goods sold has averaged $10,935/month, and operational expenses have averaged $94,023/month, for an average burn rate of $32,826 per month. Our intent is to be profitable in 4 months.

2018 revenue increased 105% over 2017 revenue, and in 2019 the sales expenses, including payroll, were restructured to reduce cost and increase profit.

We project revenue in the first half of 2019 to increase 100% over the same period in 2018. Expenses have also been reduced to work towards breakeven and profitability.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.chareau.us/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

2019 Chareau Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Kurt Charron

Appendix E: Supporting Documents

Charron_Favreau_4th_Amended_and_Restated_LLC_Agreement_September_15_2017_1_.pdf
Exhibit_C_-_Charron_Favreau_Investors_Rights_Agreement.pdf
Exhibit_D_-_Charron_Favreau_Voting_Agreement__1_.pdf
Exhibit_E_-_Charron_Favreau_ROFR___Co-Sale_Agreement.pdf

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